NEWS RELEASE
For Immediate Release

Nord Resources Implementing Measures to Reduce Costs, Maximize Cash Flow, and Improve Efficiencies

  Measures include:

    temporary suspension of mining and crushing of ore;

    additional drilling, metallurgical testing and assaying to enhance the understanding of mineralogy and the distribution of acid-soluble grades in the block model; and,

    updating the mine plan to optimize production and increase operating efficiencies.

  All other operations will continue including leaching, SX-EW, and copper production

  Engineering work proceeding on new leach pad intended to be ready by late first quarter 2011

TUCSON, AZ, July 5, 2010 - Nord Resources Corporation (TSX:NRD/OTCBB:NRDS.OB), which is producing copper at its Johnson Camp Mine near Tucson, today announced that it is immediately implementing measures to reduce its costs, maximize cash flow, and improve its operating efficiencies.

The company is temporarily suspending the mining and crushing of ore at the Johnson Camp Mine and is laying off 43 people, representing approximately half of its workforce at the mine. Nord will continue to produce copper through the leaching of ore already in place on its existing pads and the ongoing operations of its SX-EW plant.

"We are taking this action for several reasons," said Randy Davenport, interim Chief Executive Officer. "First, this will result in an immediate reduction of our costs and enable us to maximize operating cash flow from the production of copper achieved through continued leaching of ore on our existing pads and the operation of our SX-EW plant. Our production level can continue near the current rate for the next few months and then will slowly decline until the resumption of mining and crushing operations. Our ability to resume mining and crushing operations will depend, in part, on our ability to refinance our existing secured loan facility Nedbank Limited, and on our ability to raise additional working capital.

"Second, this suspension provides us the opportunity to further evaluate our geologic data, continue column leach testing, expand mineralogical classification of the reserve and perform additional drilling as appropriate. The resulting improved data base and geologic block model will provide the necessary tools to optimize the mine plan by focusing on higher grade acid-soluble ore and will improve the reliability of future copper production.

"We are also proceeding with the engineering work required to develop a new leach pad. As previously announced, we intend to begin using this pad by late first quarter 2011," Mr. Davenport said.

Nord is continuing to work with FTI Consulting Inc., a global business advisory firm, which it recently retained to provide certain strategic consulting services related to potential restructuring or other transactions including indentifying, vetting and evaluating strategic alternatives, refinancing structures, and/or possible business combination transactions involving Nord.

About Nord Resources

Nord Resources Corporation is a copper mining company whose primary asset is the Johnson Camp Mine, located approximately 65 miles east of Tucson, Arizona. Nord commenced mining new ore in January 2009. For further information, please visit our website at www.nordresources.com.

Forward-Looking Statements

This news release includes certain statements that may be deemed "forward-looking". All statements in this release, other than those of historical facts, may be considered forward-looking statements, including statements concerning Nord's plans to rework its mining plans, complete its new leach pad, and pursue opportunities to refinance the company.

Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, Nord's ability to refinance the company, the market price of copper, general economic, market, and business conditions, ability to reach full production rates, statements or information with respect to known or unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, Nord's business and operations are subject to the risks set forth in Nord's most recent Form 10-K, Form 10-Q, and other SEC filings which are available through EDGAR at www.sec.gov, and in Nord's prospectus and other filings with the British Columbia and Ontario Securities Commissions, which are available through SEDAR at www.sedar.com. Nord assumes no obligation to update the forward-looking statements except as may be required by law.

For further information:
Wayne Morrison
Chief Financial Officer
Nord Resources Corporation
(520) 292-0266
www.nordresources.com

Investor and Media Relations
Richard Wertheim
Wertheim + Company Inc.,
(416) 594-1600 ext. 223
or
(416) 518-8479 (cell)
or by email at wertheim@wertheim.ca